Exhibit 99.1

PACIFIC MERCANTILE BANK TO EXIT ITS

MORTGAGE BANKING OPERATIONS

Costa Mesa, CA—(GlobeNewswire)—December 11, 2013—Pacific Mercantile Bank, a wholly-owned subsidiary of Pacific Mercantile Bancorp (NASDAQ: PMBC), today announced that its Board of Directors has determined the Bank will exit the consumer mortgage origination business and terminate operations of its Mortgage Banking Division. The Bank expects to sell or terminate substantially all business activities of its consumer mortgage origination unit (previously reported as its Mortgage Banking segment).

“We made the strategic decision to exit the consumer mortgage origination business due to the operating performance of the unit and the Bank’s desire to focus on continuing to develop the commercial banking opportunity in its marketplace,” said Steven K. Buster, President & CEO of Pacific Mercantile Bancorp & Bank. “We believe that this change will support our mission of becoming a prominent Southern California business banking franchise.”

Management anticipates that the Bank’s consumer mortgage origination business will cease accepting new applications on or about December 20, 2013, if not sold prior to that date, and terminate all operations on or about April 30, 2014. The Bank will continue to serve the needs of mortgage customers with loans that are in process on December 20, 2013. “We fully understand the importance of ensuring that our customers are provided with the same level of excellent customer service that we have provided in the past,” Gary Braunstein, Executive Vice President of the Bank’s Mortgage Banking Division said.

The Bank will honor all contractual commitments for mortgage loans that are in process as of December 20, 2013. Management expects the majority of those loans will close in 75 days. The Bank expects to incur approximately $3.3 to $3.8 million, after tax, in costs related to exiting the business.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates a total of seven financial centers in Southern California, four in Orange County and one each in Los Angeles, San Diego and San Bernardino Counties. The four Orange County financial centers are located, respectively, in the cities of Newport Beach, Costa Mesa, La Habra and San Juan Capistrano. Our Los Angeles County financial center is located in the city of Beverly Hills. Our San Diego financial center is located in La Jolla and our Inland Empire financial center is located in the city of Ontario. In addition, the Bank offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs and views about our plans to exit the consumer mortgage origination business of our bank subsidiary, the timeframe for doing so and estimated exit costs and charges. These statements, which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These risks and uncertainties include, but are not limited to, the following: failure to minimize costs and expenses relating to termination of the operations of the consumer mortgage origination business; the timing for the termination of the operations of the consumer mortgage origination business; potential reputation risk as a result of terminating the operations of the consumer mortgage origination business; and our ability to effectively concentrate our resources and capital on our community banking operations. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and 10-Q reports and to our most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.